SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Gran Tierra Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	98-0479924
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
300, 611 - 10th Avenue, S.W., Calgary, Alberta, Canada	T2R 0B2
(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

Common Stock, par value $0.001	American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☐

Securities Act registration statement number to which this form relates: ________________________________________
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
 N/A

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 85 of the Prospectus included in the Registrant’s Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 Registration Statement, No 333-132352, filed with the Securities and Exchange Commission (the “Commission”) on January 25, 2008, and is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Form SB-2, as amended, filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656)).
3.2
Certificate Amending Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Form SB-2, as amended, and filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656))

3.3
Certificate Amending Articles of Incorporation. (Incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656))

3.4
Certificates of Amendment to Articles of Incorporation. (Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656)).

3.5
Third Amended and Restated Bylaws of Gran Tierra Energy Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2008 (File No. 000-52594).).

3.6
Form of Stock Certificate. (Incorporated by reference to Exhibit 3.6 to the Form 8-A Registration Statement filed with the Securities and Exchange Commission on January 22, 2008 (File No. 000-52594).).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAN TIERRA ENERGY INC.
(Registrant)

Date: April 3, 2008	By:	/s/ Martin Eden
Name: Martin Eden Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Form SB-2, as amended, filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656)).
3.2
Certificate Amending Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Form SB-2, as amended, and filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656))

3.3
Certificate Amending Articles of Incorporation. (Incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656))

3.4
Certificates of Amendment to Articles of Incorporation. (Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656)).

3.5
Third Amended and Restated Bylaws of Gran Tierra Energy Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2008 (File No. 000-52594).).

3.6
Form of Stock Certificate. (Incorporated by reference to Exhibit 3.6 to the Form 8-A Registration Statement filed with the Securities and Exchange Commission on January 22, 2008 (File No. 000-52594).).